AEye Reports Second Quarter 2024 Results

Significant OEM interest in Apollo; Company looks toward market launch

Beat guidance on cash burn; new capital resources extend runway

PLEASANTON, Calif. -- (BUSINESS WIRE) – August 5, 2024 -- AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the second quarter ended June 30, 2024.

Management Commentary

“AEye gained significant momentum in the second quarter with our Apollo product launch, OEM and partner engagements, and access to additional capital, which could extend our cash runway considerably. We are pleased with the significant interest we saw in China following our Apollo product launch in Suzhou in June. Our on-going collaboration with ATI and LighTekton has exceeded our expectations and has led to multiple OEM introductions.

“With respect to our Tier 1 partner, LITEON, we are seeing tangible results from their ability to leverage their supply chain coupled with their expertise in optics. We have successfully completed the technology transfer to them and are now jointly executing a product cost reduction initiative. This partnership continues to drive OEM interest due to LITEON’s track record of industrializing products and bringing innovative cost-competitive automotive components to the global market.

“Our capital-light partnership model allows us to concentrate on key fundamentals: advancing our technology, attracting strategic partners, and driving company value with modest capital requirements compared to our peers. We are entering the next chapter in AEye’s development where we will bring Apollo to market and actively pursue product design wins with the help of our partners,” said Matt Fisch, AEye CEO. “Overall, our financial performance and market trends indicate a positive trajectory, and we are excited about the future of AEye.”

Key Q2 2024 Financial Highlights

“During the second quarter, we strengthened our balance sheet, extended our cash runway into the third quarter of 2025, and secured access to up to $50 million in additional liquidity. At the end of the second quarter, AEye had $28 million in cash, cash equivalents, and marketable securities. We also reduced our net cash burn for the fifth consecutive quarter, and AEye is on track to outperform our cash burn guidance for 2024. Factoring in our ongoing cost savings initiatives, in combination with our existing liquidity position (including up to $50 million in liquidity pursuant to the previously announced equity reserve facility with New Circle), and any additional funds raised from capital markets activity, could provide us with up to four years of cash runway,” said Conor Tierney, AEye CFO.

In December 2023, the company effected a 1-for-30 reverse stock split and all the financial information disclosed has been adjusted to account for the revised share count numbers.

●	GAAP net loss was $(8.0) million, or $(1.16) per share, based on 6.9 million weighted average common shares outstanding.
●	Non-GAAP net loss was $(6.2) million, or $(0.91) per share, based on 6.9 million weighted average common shares outstanding.
●	Cash, cash equivalents, and marketable securities were $28 million as of June 30, 2024.

Conference Call and Webcast Details

AEye management will hold a conference call today, August 5, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Conference call: https://aeye.pub/4f3SCOH

Webcast: https://aeye.pub/3zEQrkK

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus change in fair value of convertible note and warrant liabilities, plus one-time termination benefits and other restructuring costs, plus impairment of right-of-use assets; and

Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about the launch of AEye’s new product, Apollo, the continued momentum with OEM and partner engagements, access to additional capital and the impact on AEye’s cash runway, and the Company’s cash position and cost reduction initiatives, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that the significant OEM interest AEye has seen in its Apollo product, including the multiple OEM introductions, may not materialize into revenue to the extent anticipated, or in the time frame anticipated, or at all; (ii) the risks that the new capital resources may not extend AEye’s runway to the extent anticipated, or at all; (iii) the risks that the tangible results seen from AEye’s Tier 1 partner, LITEON, may not materialize to the extent anticipated, or at all; (iv) the risks that the OEM interest driven by AEye’s partnership with LITEON may not continue to the extent anticipated, or at all; (v) the risks that AEye’s concentration on key fundamentals may not yield the results anticipated, or in the time frame anticipated; (vi) the risks that AEye may be unable to bring the Apollo product to market as anticipated, or at all, nor be able to actively pursue product design wins to the extent anticipated, or at all; (vii) the risks that the financial performance of AEye and the market trends may not continue as anticipated; (viii) the risks that the cash on hand may not be sufficient to extend AEye’s cash runway into the third quarter of 2025 due to unforeseen or other circumstances; (ix) the risks that AEye will be unable to access some or all of the $50 million in additional liquidity due to the limitations set forth in the associated stock purchase agreement, or otherwise; (x) the risks that AEye may be unable to outperform its cash burn guidance for 2024; (xi) the risks that the ongoing cash savings initiatives, capital raises, and other liquidity resources may not be sufficient to create a four-year cash runway, due to the inability to access the other liquidity sources, unforeseen circumstances, or otherwise; (xii) the risks that AEye’s continuing cost reduction initiatives may not continue to be effective to the extent anticipated, or at all, due to unforeseen circumstances, or such reductions may have other non-cash consequences negatively impacting AEye’s business operations; (xiii) the risks that market conditions create delays in the demand for commercial lidar products beyond AEye’s expectations;

(xiv) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xv) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xvi) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xvii) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry;(xviii) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xix) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xx) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxi) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and the lingering effects of the COVID-19 pandemic, both of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC. Consolidated Balance Sheets (In thousands) (Unaudited)
	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$11,215	$16,932
Marketable securities	16,774	19,591
Accounts receivable, net	7	131
Inventories, net	382	583
Prepaid and other current assets	1,793	2,517
Total current assets	30,171	39,754
Right-of-use assets	10,499	11,226
Property and equipment, net	459	281
Restricted cash	2,150	2,150
Other noncurrent assets	735	906
Total assets	$44,014	$54,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,678	$3,442
Accrued expenses and other current liabilities	5,178	6,585
Contract liabilities	74	—
Total current liabilities	8,930	10,027
Operating lease liabilities, noncurrent	14,064	14,858
Convertible note	146	—
Other noncurrent liabilities	64	409
Total liabilities	23,204	25,294
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	376,658	366,647
Accumulated other comprehensive (loss) income	(8)	10
Accumulated deficit	(355,841)	(337,635)
Total stockholders’ equity	20,810	29,023
Total liabilities and stockholders’ equity	$44,014	$54,317

AEYE, INC. Consolidated Statements of Operations (In thousands, except share amounts and per share data) (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue:
Prototype sales	$6	$245	$26	$370
Development contracts	26	326	26	837
Total revenue	32	571	52	1,207
Cost of revenue	160	1,911	423	4,172
Gross loss	(128)	(1,340)	(371)	(2,965)
Operating expenses:
Research and development	3,838	5,897	8,370	15,339
Sales and marketing	67	2,604	408	8,872
General and administrative	4,223	6,345	9,838	14,899
Total operating expenses	8,128	14,846	18,616	39,110
Loss from operations	(8,256)	(16,186)	(18,987)	(42,075)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	(15)	(116)	(13)	(926)
Interest income and other	228	301	423	578
Interest expense and other	56	(11)	373	165
Total other income (expense), net	269	174	783	(183)
Loss before income tax expense	(7,987)	(16,012)	(18,204)	(42,258)
Provision for income tax expense	—	19	2	38
Net loss	$(7,987)	$(16,031)	$(18,206)	$(42,296)

Per Share Data
Net loss per common share (basic and diluted)	$(1.16)	$(2.74)	$(2.80)	$(7.51)

Weighted average common shares outstanding (basic and diluted)	6,874,454	5,855,866	6,499,089	5,632,091

AEYE, INC. Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(18,206)	$(42,296)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56	666
Gain on sale of property and equipment, net	—	(52)
Noncash lease expense relating to operating lease right-of-use assets	727	706
Impairment of right-of-use assets	—	47
Inventory write-downs, net of scrapped inventory	112	544
Change in fair value of convertible note and warrant liabilities	13	926
Stock-based compensation	4,754	10,623
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(428)	(65)
Expected credit losses	34	—
Changes in operating assets and liabilities:
Accounts receivable, net	90	327
Inventories, current and noncurrent, net	89	(2,502)
Prepaid and other current assets	724	2,884
Other noncurrent assets	171	(2,164)
Accounts payable	108	282
Accrued expenses and other current liabilities	(1,402)	(785)
Operating lease liabilities	(799)	(749)
Contract liabilities	74	(837)
Other noncurrent liabilities	(358)	—
Net cash used in operating activities	(14,241)	(32,445)
Cash flows from investing activities:
Purchases of property and equipment	(234)	(808)
Proceeds from sale of property and equipment	—	96
Purchases of marketable securities	(15,173)	—
Proceeds from redemptions and maturities of marketable securities	18,400	35,850
Net cash provided by investing activities	2,993	35,138
Cash flows from financing activities:
Proceeds from exercise of stock options	134	391
Proceeds from the issuance of convertible note	146	—
Payments for convertible note redemptions	—	(4,973)
Taxes paid related to the net share settlement of equity awards	(47)	(1,051)
Proceeds from issuance of common stock under the Common Stock Purchase Agreements	5,560	—
Stock issuance costs related to Common Stock Purchase Agreements	(288)	—
Proceeds from issuance of common stock through the Employee Stock Purchase Plan	26	118
Net cash provided by (used in) financing activities	5,531	(5,515)
Net decrease in cash, cash equivalents and restricted cash	(5,717)	(2,822)
Cash, cash equivalents and restricted cash at beginning of period	19,082	21,214
Cash, cash equivalents and restricted cash at end of period	$13,365	$18,392

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
GAAP net loss	$(7,987)	$(16,031)	$(18,206)	$(42,296)
Non-GAAP adjustments:
Stock-based compensation	1,740	4,110	4,754	10,623
Change in fair value of convertible note and warrant liabilities	15	116	13	926
One-time termination benefits and other restructuring costs	—	45	—	1,298
Impairment of right-of-use assets	—	47	—	47
Non-GAAP net loss	$(6,232)	$(11,713)	$(13,439)	$(29,402)
Depreciation and amortization expense	27	336	56	666
Interest income and other	(228)	(301)	(423)	(578)
Interest expense and other	(56)	(36)	(373)	(212)
Provision for income tax expense	—	19	2	38
Adjusted EBITDA	$(6,489)	$(11,695)	$(14,177)	$(29,488)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(1.16)	$(2.74)	$(2.80)	$(7.51)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.91)	$(2.00)	$(2.07)	$(5.22)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	6,874,454	5,855,866	6,499,089	5,632,091
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	6,874,454	5,855,866	6,499,089	5,632,091

Investor Relations Contacts:

Agency Contact

Evan Niu, CFA

Financial Profiles, Inc.

eniu@finprofiles.com

310-622-8243

Company Contact

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366